Exhibit 99.1

STOCK ORDER FORM

Offering period ends                             , 2004, subject to extension

Federal Trust Bank Attention: Gregory E. Smith Personal or Overnight Delivery: 312 West First Street, Suite 110 Sanford, Florida 32771	Mail: PO Box 1867 Sanford, Florida 32771-1867

Ladies and Gentlemen:

I/we wish to purchase the shares of the $0.01 par value common stock of Federal Trust Corporation stated below pursuant to the offering made by your offering circular dated                     , 2004.

Accordingly, I/we hereby subscribe for the purchase of                              shares of common stock of Federal Trust Corporation at $    .00 per share under the terms and conditions stated in the prospectus, and within the offering period. I am/we are returning to you with this stock order form my/our funds in the amount of $                     ($    .00 X the number of shares subscribed for) in the form of a check made payable to “Federal Trust Bank as escrow agent for Federal Trust Corporation”

REPRESENTATIONS: In connection with this purchase of common stock, I/we represent:

(a)	Prior to signing this Stock Order Form, I/we received and reviewed the prospectus.

(b)	Individual: I am/we are bona fide resident(s) of the State of .

Entity/Trust: We are formed under the laws of the State of                      and our principal place of business is in the State of                     .

ACKNOWLEDGEMENTS: I/we acknowledge in connection with this purchase of common stock:

(a)	Unless I am a Federal Trust Corporation employee, my minimum subscription requirement in the offering is 1,000 shares of common stock (1,000 shares X $ .00 each = $ minimum). If I am a Federal Trust Corporation employee, the minimum is 100 shares. The maximum number of shares that may be purchased by anyone in the offering is subject to regulatory limitations. You have the right in your sole discretion, to accept or to reject, in whole or in part, any subscription.

(b)	Following acceptance by you, my/our subscription is not revocable or subject to withdrawal. No minimum number of shares of common stock is required to be sold by you as a condition of the offering or before you can begin accepting subscription funds, and there are no escrow arrangements.

Stock Order Form Shares of Common Stock Page 2	FEDERAL TRUST CORPORATION

(c)	I acknowledge receipt of the prospectus dated ______, 2004. I understand that I may not change or revoke my order once it is accepted by Federal Trust Corporation. I also certify that this order is for my account and not for sale.

(d)	I certify that:

1)	the social security number or taxpayer identification number given herein is correct; and

2)	I am not subject to backup withholding.

If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item 2 above.

(e)	I acknowledge that I have not waived any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(f)	I acknowledge that Federal Trust Corporation has the right to accept or reject this subscription in whole or in part.

REGISTRATION: Please register the common stock being purchased as follows:

1.	Individual(s)- If more than one owner, please issue as (check appropriate line):

☐	Tenants in Common (all parties must sign; each purchaser has an undivided interest).

☐	Joint Tenants with Right of Survivorship (all parties must sign; joint ownership).

☐	Husband and Wife as Tenants by Entirety (both must sign; entireties ownership).

☐	Other (please describe ).

Purchaser No. 1 (print name above)	Purchaser No. 2 (print name above)

Street and mailing address	Street and mailing address

City State Zip	City State Zip

Contact telephone number	Contact telephone number

Social Security Number	Social Security Number

Stock Order Form Shares of Common Stock Page 3	FEDERAL TRUST CORPORATION

The undersigned affirm(s) under penalty of perjury that (A) the foregoing information is true, and that (B) I am/we are not subject to backup withholding1.

Signature Purchaser No. 1	Signature Purchaser No. 2

______________________________________, 2004	______________________________________, 2004
Date	Date

2.	Entity- (check appropriate line): Federal Identification No.

☐	Corporation (authorized agent must sign)

☐	Limited Liability Company (authorized manager must sign)

☐	Existing Partnership (at least one authorized partner must sign)

Name of entity	Authorized agent (print name above)

Street and mailing address	Title of authorized agent

City State Zip	Contact telephone number

1Instruction: Cross out (B)(2) above if the Internal Revenue Service has notified you that you are subject to backup withholding.

The undersigned affirms under penalty of perjury that (A) the foregoing information is true, and that (B) it is not subject to backup withholding1.

______________________________________, 2004
Signature of authorized agent	Date

3.	Trust

☐ Trust (all trustees must sign)
Trust (print trust name above)

Trustee(s) (print trustee names above)	Contact telephone number

Street and mailing address	Date of Trust Agreement

Stock Order Form Shares of Common Stock Page 4	FEDERAL TRUST CORPORATION

City State Zip	Social Security/Fed. I.D. No.

The undersigned affirms under penalty of perjury that (A) the foregoing information is true, and that (B) it is not subject to backup withholding2.

, 2004
Signature of Trustee	Date

NASD Affiliation – This section applies only to those subscribers who meet the delineated criteria.

☐ Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person who associated with an NASD member, of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member had a beneficial interest. To comply with conditions under which an exemption from the NASD’s Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefore.

If you are purchasing through a broker/dealer, please list the name, address, and phone number in the space provided.

Company Name	Broker Name

Street and mailing address	Telephone number

City State Zip

ACCEPTED

FEDERAL TRUST CORPORATION

______________________________________, 2004
By	Date